EXHIBIT 4.0



                            JUNE 19, 2000

                     INCORPORATED UNDER THE LAWS
                      OF THE STATE OF CALIFORNIA


                          ACCELACORP 1, INC.
                Authorized: 50,000,000 Common Shares
THIS CERTIFIES THAT                 is the registered holder of
Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this                     day of
    A.D.


Secretary                                     President